PROMOTORA DE FRANQUICIAS PRAXIS, S.A. DE C.V.
                           AND SELECTED SUBSIDIARIES

                              FINANCIAL STATEMENTS

                                      AND

                            SUPPLEMENTARY SCHEDULES

                         FOR THE YEAR DECEMBER 31, 1997

                 PROMOTORA DE FRANQUICIAS PRAXIS, S.A. DE C.V.
                           AND SELECTED SUBSIDIARIES

                               Table of Contents
                               December 31, 1997

--------------------------------------------------------------------------------

Independent Auditors' Report...............................................................     1

Consolidating Balance Sheet - Assets, Liabilities and Stockholders' Equity.................   2-3

Consolidating Statement of Income (Loss)...................................................     4

Consolidating Statement of Changes in Stockholders' Equity.................................     5

Consolidating Statement of Cash Flows......................................................   6-7

Notes to Consolidating Financial Statements................................................  8-18

Supplementary Schedules:

   Combining Balance Sheet - Assets, Liabilities and Stockholders' Equity.................. 19-20

   Combining Statement of Income (Loss) and Retained Earnings (Deficit)....................    21

   Combining Statement of Cash Flows....................................................... 22-23

Board of Directors
Promotora de Franquicias Praxis, S.A. de C.V.
Monterrey, N.L. Mexico

                          INDEPENDENT AUDITORS' REPORT

We have audited the consolidating balance sheet of Promotora de Franquicias Praxis, S.A. de C.V. and selected subsidiaries as of December 31, 1997 and the related consolidating statements of income (loss), changes in stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statement of Praxis Afinaciones en Puerto Rico Inc. and its respective subsidiaries, which statements reflect total assets of $320,587 as of December 31, 1997 and total revenues of $49,510 for the year then ended. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for Praxis Afinaciones en Puerto Rico, Inc. and its respective subsidiaries, is based solely on the report of the other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Promotora de Franquicias Praxis, S.A. de C.V. and selected subsidiaries as of December 31, 1997 and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.

Our audit was conducted for the purpose of forming an opinion on the consolidating basic financial statements taken as a whole. The accompanying supplementary information is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements.

BORLAND, BENEFIELD, CRAWFORD & WEBSTER, P.C.

March 30, 1998

    PROMOTORA DE FRANQUICIAS PRAXIS, S.A. DE C.V. AND SELECTED SUBSIDIARIES

                         CONSOLIDATING BALANCE SHEET -
                  ASSETS, LIABILITIES AND STOCKHOLDERS' EQUITY
                              AT DECEMBER 31, 1997

---------------------------------------------------------------------------------------------------------------------------------
                                          Parent        Selected      Unadjusted          Eliminating Entries        Consolidated
                                          Company     Subsidiaries      Balance          Debit         Credit          Balances
                                          -------     ------------    ----------         -----         ------        ------------
               ASSETS
Current assets:
    Cash..............................  $    24,335  $     103,720    $   128,055    $         0    $         0    $   128,055
    Receivables:
      Trade...........................            0        917,369        917,369              0              0        917,369
      Intercompany....................       23,654         10,734         34,388              0         26,678          7,710
      Income taxes....................        9,934         14,611         24,545              0              0         24,545
      Other...........................            0         13,436         13,436              0              0         13,436
    Inventories.......................            0        235,107        235,107              0              0        235,107
    Prepaid expenses..................            0          7,207          7,207              0              0          7,207
    Deferred tax benefit, net of
     reserve of $246,639..............      253,200        259,994        513,194              0              0        513,194
                                        -----------  -------------    -----------    -----------    -----------    -----------

      Total current assets............      311,123      1,562,178      1,873,301              0         26,678      1,846,623
                                        -----------  -------------    -----------    -----------    -----------    -----------

Investment in subsidiaries............    3,291,350              0      3,291,350              0      2,145,340      1,146,010
                                        -----------  -------------    -----------    -----------    -----------    -----------

Property:
    Machinery and equipment...........            0        226,958        226,958              0              0        226,958
    Office equipment..................       34,179         62,206         96,385              0              0         96,385
    Computer equipment................       28,657         82,224        110,881              0              0        110,881
    Vehicles..........................            0         23,597         23,597              0              0         23,597
    Leasehold improvements............            0        168,209        168,209              0              0        168,209
    Tools.............................            0         49,380         49,380              0              0         49,380
    Signs.............................            0         19,685         19,685              0              0         19,685
    Equipment under capital
     lease............................            0         90,730         90,730              0              0         90,730
                                        -----------  -------------    -----------    -----------    -----------    -----------
      Total property..................       62,836        722,989        785,825              0              0        785,825
      Less - accumulated
       depreciation...................      (46,715)      (173,729)      (220,444)             0              0       (220,444)
                                        -----------  -------------    -----------    -----------    -----------    -----------
      Property, net...................       16,121        549,260        565,381              0              0        565,381
                                        -----------  -------------    -----------    -----------    -----------    -----------

Other assets:
    Franchises, net of
     amortization of $147,578.........            0        112,417        112,417              0              0        112,417
    Deferred startup expenses.........        4,196          6,550         10,746              0              0         10,746
    Other assets......................            0         12,000         12,000              0              0         12,000
                                        -----------  -------------    -----------    -----------    -----------    -----------

      Total other assets..............        4,196        130,967        135,163              0              0        135,163
                                        -----------  -------------    -----------    -----------    -----------    -----------

      Total Assets....................  $ 3,622,790  $   2,242,405    $ 5,865,195    $         0    $ 2,172,018    $ 3,693,177
                                        ===========  =============    ===========    ===========    ===========    ===========


The accompanying notes are an integral part of these financial statements.

    PROMOTORA DE FRANQUICIAS PRAXIS, S.A. DE C.V. AND SELECTED SUBSIDIARIES

                         CONSOLIDATING BALANCE SHEET -
            ASSETS, LIABILITIES AND STOCKHOLDERS' EQUITY (Continued)
                              AT DECEMBER 31, 1997

---------------------------------------------------------------------------------------------------------------------------------
                                          Parent        Selected      Unadjusted          Eliminating Entries        Consolidated
                                          Company     Subsidiaries      Balance          Debit         Credit         Balances
                                          -------     ------------    ----------         -----         ------        ------------
       LIABILITIES AND
    STOCKHOLDERS' EQUITY

Current liabilities:
    Note payable to bank..............  $         0  $       1,987    $     1,987    $         0    $         0    $     1,987
    Note payable to affiliate.........    2,782,538              0      2,782,538              0              0      2,782,538
    Accrued interest payable..........      839,445              0        839,445              0              0        839,445
    Current portion of capital
     lease obligations................            0         15,979         15,979              0              0         15,979
    Accounts payable..................        2,600        183,612        186,212              0              0        186,212
    Intercompany payables.............            0         38,067         38,067         26,678              0         11,389
    Taxes payable.....................            0         80,812         80,812              0              0         80,812
    Other payables....................            0         37,497         37,497              0              0         37,497
    Other accrued liabilities.........            0        106,938        106,938              0              0        106,938
                                        -----------  -------------    -----------    -----------    -----------    -----------
        Total current liabilities.....    3,624,583        464,892      4,089,475         26,678              0      4,062,797
                                        -----------  -------------    -----------    -----------    -----------    -----------

Long-term liabilities:
    Obligations under capital
     lease............................            0         69,567         69,567              0              0         69,567
    Franchise payables................            0         61,048         61,048              0              0         61,048
    Intercompany accounts
     payable..........................            0          1,563          1,563              0              0          1,563
    Deferred franchise income.........            0        199,981        199,981              0              0        199,981
                                        -----------  -------------    -----------    -----------    -----------    -----------
        Total long-term liabilities...            0        332,159        332,159              0              0        332,159
                                        -----------  -------------    -----------    -----------    -----------    -----------

Stockholders' equity:
    Common stock - Class A -
     Fixed............................        2,929        139,550        142,479        139,550              0          2,929
    Common stock - Class B -
     Variable.........................    1,253,165      2,005,790      3,258,955      2,005,790              0      1,253,165
    Retained earnings (deficit).......   (1,254,212)      (121,092)    (1,375,304)             0              0     (1,375,304)
    Translation adjustments...........       (3,675)      (578,894)      (582,569)             0              0       (582,569)
                                        -----------  -------------    -----------    -----------    -----------    -----------

        Total stockholders'
         equity (deficit).............       (1,793)     1,445,354      1,443,561      2,145,340              0       (701,779)
                                        -----------  -------------    -----------    -----------    -----------    -----------

        Total Liabilities and
          Stockholders' Equity........  $ 3,622,790  $   2,242,405    $ 5,865,195    $ 2,172,018    $         0    $ 3,693,177
                                        ===========  =============    ===========    ===========    ===========    ===========



The accompanying notes are an integral part of these financial statements.

    PROMOTORA DE FRANQUICIAS PRAXIS, S.A. DE C.V. AND SELECTED SUBSIDIARIES

                    CONSOLIDATING STATEMENT OF INCOME (LOSS)
                      FOR THE YEAR ENDED DECEMBER 31, 1997

------------------------------------------------------------------------------------------------------------------------------
                                          Parent        Selected      Unadjusted          Eliminating Entries     Consolidated
                                          Company     Subsidiaries      Balance          Debit         Credit       Balances
                                          -------     ------------    ----------         -----         ------       --------
NET SALES.............................  $   447,763    $ 5,150,168    $ 5,597,931    $   407,655    $         0    $ 5,190,276

COST OF SALES.........................       47,350      3,592,350      3,639,700              0        407,655      3,232,045
                                        -----------    -----------    -----------    -----------    -----------    -----------

GROSS PROFIT..........................      400,413      1,557,818      1,958,231        407,655        407,655      1,958,231

OPERATING EXPENSES....................       62,108      1,517,557      1,579,665              0              0      1,579,665
                                        -----------    -----------    -----------    -----------    -----------    -----------

INCOME FROM
 OPERATIONS...........................      338,305         40,261        378,566        407,655        407,655        378,566
                                        -----------    -----------    -----------    -----------    -----------    -----------

OTHER INCOME (EXPENSE):
    Loss in currency exchange.........      (93,055)       (16,001)      (109,056)             0              0       (109,056)
    Gain on sale of assets............        1,047         26,415         27,462              0              0         27,462
    Interest income...................            0          3,531          3,531              0              0          3,531
    Loss from unconsolidated
     subsidiaries.....................      (18,233)             0        (18,233)             0              0        (18,233)
    Other expense.....................            0       (132,248)      (132,248)             0              0       (132,248)
    Interest expense..................     (325,115)             0       (325,115)             0              0       (325,115)
                                        -----------    -----------    -----------    -----------    -----------    -----------
        Other expense, net............     (435,356)      (118,303)      (553,659)             0              0       (553,659)
                                        -----------    -----------    -----------    -----------    -----------    -----------

LOSS BEFORE INCOME
 TAX BENEFIT..........................      (97,051)       (78,042)      (175,093)             0              0       (175,093)

INCOME TAX BENEFIT....................            0         85,727         85,727              0              0         85,727
                                        -----------    -----------    -----------    -----------    -----------    -----------

NET INCOME (LOSS).....................  $   (97,051)   $     7,685    $   (89,366)   $   407,655    $   407,655    $   (89,366)
                                        ===========    ===========    ===========    ===========    ===========    ===========




The accompanying notes are an integral part of these financial statements.

    PROMOTORA DE FRANQUICIAS PRAXIS, S.A. DE C.V. AND SELECTED SUBSIDIARIES

           CONSOLIDATING STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                      FOR THE YEAR ENDED DECEMBER 31, 1997

----------------------------------------------------------------------------------------------------------------------------------
                                                      Common Stock
                                                                                  Retained                               Total
                                              Class A            Class B          Earnings          Translation      Stockholders'
                                               Fixed            Variable          (Deficit)         Adjustments         Equity
                                               -----            --------          ---------         -----------      -------------
Parent Company:
Balance, December 31, 1996,
 as originally reported.................... $     2,929      $   1,253,165      $  (1,410,361)     $  (409,925)   $     (564,192)
Prior period adjustment....................           0                  0            253,200                0           253,200
                                            -----------      -------------      -------------      -----------    --------------

Balance, December 31, 1996,
 as restated...............................       2,929          1,253,165         (1,157,161)        (409,925)         (310,992)
Net income.................................           0                  0            (97,051)               0           (97,051)
Translation adjustment.....................           0                  0                  0          406,250           406,250
                                            -----------      -------------      -------------      -----------    --------------

Balance, December 31, 1997.................       2,929          1,253,165         (1,254,212)          (3,675)           (1,793)
                                            -----------      -------------      -------------      -----------    --------------

Selected Subsidiaries:
Balance, December 31, 1996,
 as originally reported....................     129,550            847,586           (193,574)        (363,130)          420,432
Prior period adjustment....................           0                  0             64,797                0            64,797
                                            -----------      -------------      -------------      -----------    --------------

Balance, December 31, 1996,
 as restated...............................     129,550            847,586           (128,777)        (363,130)          485,229
Stock issued...............................      10,000          1,158,204                  0                0         1,168,204
Net income.................................           0                  0              7,685                0             7,685
Translation adjustments....................           0                  0                  0         (215,764)         (215,764)
                                            -----------      -------------      -------------      -----------    --------------

Balance, December 31, 1997.................     139,550          2,005,790           (121,092)        (578,894)        1,445,354
                                            -----------      -------------      -------------      -----------    --------------

         Total.............................     142,479          3,258,955         (1,375,304)        (582,569)        1,443,561

Eliminations...............................    (139,550)        (2,005,790)                 0                0        (2,145,340)
                                            -----------      -------------      -------------      -----------    --------------

Balance, December 31, 1997................. $     2,929      $   1,253,165      $  (1,375,304)     $  (582,569)   $     (701,779)
                                            ===========      =============      =============      ===========    ==============



The accompanying notes are an integral part of these financial statements.

    PROMOTORA DE FRANQUICIAS PRAXIS, S.A. DE C.V. AND SELECTED SUBSIDIARIES

                     CONSOLIDATING STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1997

-----------------------------------------------------------------------------------------------------------------------------
                                          Parent        Selected      Unadjusted          Eliminating Entries    Consolidated
                                          Company     Subsidiaries      Balance          Debit         Credit       Balances
                                          -------     ------------    ----------         -----         ------    ------------
CASH FLOWS FROM
 OPERATING ACTIVITIES:
  Net income......................    $     (97,051)   $     7,685    $   (89,366)   $         0    $         0    $   (89,366)
  Adjustments to reconcile net
   income (loss) to net cash
   from operating activities:
     Depreciation and
      amortization....................        3,094        110,945        114,039              0              0        114,039
     Gain on sale of assets...........       (1,047)       (26,415)       (27,462)             0              0        (27,462)
     Loss on unconsolidated
      subsidiary .....................       18,233              0         18,233              0              0         18,233
     (Increase) decrease in:
         Accounts receivable:
            Trade.....................            0       (491,318)      (491,318)             0              0       (491,318)
            Intercompany..............      (19,250)      (255,502)      (274,752)             0              0       (274,752)
            Income taxes..............       (8,033)        21,914         13,881              0              0         13,881
            Other.....................            0         39,256         39,256              0              0         39,256
         Inventories..................            0       (107,680)      (107,680)             0              0       (107,680)
         Prepaid expenses.............            0            880            880              0              0            880
         Deferred taxes...............      101,225        (94,964)         6,261              0              0          6,261
         Other assets.................          109         14,246         14,355              0              0         14,355
     Increase (decrease) in:
         Accounts payable.............        2,228        107,707        109,935              0              0        109,935
         Intercompany payables........            0       (771,481)      (771,481)             0              0       (771,481)
         Taxes payable................      (13,566)        36,271         22,705              0              0         22,705
         Other payables...............       (5,170)         5,128            (42)             0              0            (42)
     Increase in deferred
      franchise revenue...............            0         96,544         96,544              0              0         96,544
     Increase in franchise
      payables  ......................            0         16,112         16,112              0              0         16,112
      Accrued liabilities.............      324,803         41,755        366,558              0              0        366,558
                                        -----------    -----------    -----------    -----------    -----------    -----------
      Net cash from operating
       activities.....................      305,575     (1,248,917)      (943,342)             0              0       (943,342)
                                        -----------    -----------    -----------    -----------    -----------    -----------

CASH FLOWS FROM
 INVESTING ACTIVITIES:
  Investments in subsidiaries.........   (1,090,909)             0     (1,090,909)             0              0     (1,090,909)
  Proceeds from sale of
    property..........................        1,047         45,280         46,327              0              0         46,327
  Purchases of property...............            0        (82,922)       (82,922)             0              0        (82,922)
  Leasehold improvements..............            0        (94,002)       (94,002)             0              0        (94,002)
  Deposit on lease contract...........            0        (12,000)       (12,000)             0              0        (12,000)
                                        -----------    -----------    -----------    -----------    -----------    -----------
      Net cash from investing
       activities.....................   (1,089,862)      (143,644)    (1,233,506)             0              0     (1,233,506)
                                        -----------    -----------    -----------    -----------    -----------    -----------



The accompanying notes are an integral part of these financial statements.

    PROMOTORA DE FRANQUICIAS PRAXIS, S.A. DE C.V. AND SELECTED SUBSIDIARIES

                      FOR THE YEAR ENDED DECEMBER 31, 1997

-----------------------------------------------------------------------------------------------------------------------------
                                          Parent        Selected      Unadjusted          Eliminating Entries    Consolidated
                                          Company     Subsidiaries      Balance          Debit         Credit       Balances
                                          -------     ------------    ----------         -----         ------    ------------
CASH FLOWS FROM
 FINANCING ACTIVITIES:
    Advances received from
     parent company...................  $         0    $   342,788    $   342,788    $         0    $         0    $   342,788
    Borrowing of long-term debt.......      317,097          1,987        319,084              0              0        319,084
    Payments on obligation under
     capital lease....................            0         (5,184)        (5,184)             0              0         (5,184)
    Proceeds from sale of
     common stock.....................            0      1,074,770      1,074,770              0              0      1,074,770
                                        -----------    -----------    -----------    -----------    -----------    -----------
        Net cash from financing
         activities...................      317,097      1,414,361      1,731,458              0              0      1,731,458
                                        -----------    -----------    -----------    -----------    -----------    -----------

Effect of exchange rate change
 on cash and cash equivalents.........      (16,467)       (15,987)       (32,454)             0              0        (32,454)

Remeasurement of 1996
 ending balances......................      312,699              0        312,699              0              0        312,699
Loss on currency exchange.............       93,055              0         93,055              0              0         93,055
                                        -----------    -----------    -----------    -----------    -----------    -----------
      Net effect of exchange
       rate change....................      389,287        (15,987)       373,300              0              0        373,300
                                        -----------    -----------    -----------    -----------    -----------    -----------

Net increase (decrease) in cash.......      (77,903)         5,813        (72,090)             0              0        (72,090)

Cash - Beginning of year..............      102,238         97,907        200,145              0              0        200,145
                                        -----------    -----------    -----------    -----------    -----------    -----------

Cash - End of year....................  $    24,335    $   103,720    $   128,055    $         0    $         0    $   128,055
                                        ===========    ===========    ===========    ===========    ===========    ===========


OTHER NON-CASH AND
 INVESTMENT ACTIVITY:
  Property and equipment
   acquired through capital lease.....  $         0    $    90,730    $    90,730    $         0    $         0    $    90,730
                                        ===========    ===========    ===========    ===========    ===========    ===========

  Interest paid.......................  $         0    $     3,529    $     3,529    $         0    $         0    $     3,529
                                        ===========    ===========    ===========    ===========    ===========    ===========


The accompanying notes are an integral part of these financial statements.

                PROMOTORA DE FRANQUICIAS PRAXIS, S.A. DE C.V. AND
                              SELECTED SUBSIDIARIES

                   Notes to Consolidating Financial Statements
                                December 31, 1997

--------------------------------------------------------------------------------

NOTE 1 -     REPORTING GROUP

             The group of companies being reported on in the accompanying consolidating financial statements include the following:

             PROMOTORA DE FRANQUICIAS PRAXIS, S.A. DE C.V. (PROMOTORA) - This company is located in the City of Monterrey, Mexico and was established on November 11, 1991 under the laws of the Mexican Republic, and is in the business of providing management services to its subsidiaries. Promotora is the parent company of six Mexican and one Puerto Rican subsidiaries. All of these subsidiaries are wholly-owned except for one Mexican subsidiary (Praxis Autopartes, S.A. de C.V.) in which Promotora owns an 85% interest.

             These subsidiary companies are divided into two groups:

             (1) Selected subsidiaries - Those which are included in the accompanying consolidating financial statements.

             (2) Other subsidiaries - Those not included in the accompanying consolidating financial statements.

             Selected subsidiaries consist of the following entities:

             PRAXIS AFINACIONES, S.A. DE C.V. - This company is located in the City of Monterrey, Mexico and was established on May 11, 1992 under the laws of the Mexican Republic. The company is in the business of the promotion and sale of franchises for automobile tuning and brake repairs and related assistance to its franchisees in the operation of their businesses.

             The four wholly owned subsidiaries of Praxis Afinaciones, S.A. de C.V., all of which are involved in auto tuning and brake repairs as their main business activities under franchise agreements with their parent company, are as follows:

             a.   Sixar Afinaciones, S.A. de C.V., in the City of Monterrey,
                  Mexico
             b. Premier Accesorios, S.A. de C.V., in the City of Mexico City, Mexico
             c. Sixar Guadalajara, S.A. de C.V., in the City of Guadalajara, Mexico
             d.   Sixar Occidente, S.A. de C.V., in the City of Guadalajara,
                  Mexico

             PRAXIS AUTOPARTES, S.A. DE C.V. - This company was established on June 24, 1996 under the laws of the Mexican Republic. This company is located in the City of Monterrey, Mexico, and its main business activity is the sale of auto parts and supplies to the subsidiaries and other franchisees of Praxis Afinaciones, S.A. de C.V.

PROMOTORA DE FRANQUICIAS PRAXIS, S.A. DE C.V. AND
SELECTED SUBSIDIARIES

Notes to Consolidating Financial Statements (Continued)
December 31, 1997

--------------------------------------------------------------------------------

NOTE 1 -     REPORTING GROUP (Continued)

             PRAXIS AFINACIONES PUERTO RICO, INC. - This company was established on December 10, 1996 under the laws of Puerto Rico. The company's main business activity is the promotion and sale of franchises in Puerto Rico for auto tuning and brake repairs and related assistance to its franchisees in the operation of their businesses.

             SIXAR AFINACIONES, PUERTO RICO, INC. - This company is a wholly owned subsidiary of Praxis Afinaciones Puerto Rico, Inc. and is located in Puerto Rico. Its main business activity is auto tuning and brake repairs under its franchise agreement with its parent company.

             Other subsidiaries consist of the following entities:

                  Praxis Accesorios, S.A. de C.V. and Subsidiary Praxis Pintoras, S.A. de C.V. and Subsidiary Praxis Bienes Raices, S.A. de C.V. and Subsidiary Inversora Automotriz, S.A. de C.V. and Subsidiary

             See Note 4 for details of Promotora's investment in these other subsidiaries and Note 14 for information about the sale of these entities.

NOTE 2 -     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

             Consolidation Policy - The accompanying consolidating financial statements of Promotora de Franquicias Praxis, S.A. de C.V. and selected subsidiaries include the accounts of these companies and all their wholly owned subsidiaries. The statements are prepared for the proposed subscription and stock purchase agreement by a to-be- formed subsidiary of Precision Auto Care, Inc. of the United States. All material intercompany transactions and balances have been eliminated in consolidation.

             Depreciation - The cost of property and equipment is depreciated over the useful lives of the related assets. The cost of leasehold improvements is amortized over the lesser of the length of the related leases or the estimated useful lives of the assets. Depreciation and amortization are computed using the straight-line method.

PROMOTORA DE FRANQUICIAS PRAXIS, S.A. DE C.V. AND
SELECTED SUBSIDIARIES

Notes to Consolidating Financial Statements (Continued)
December 31, 1997

--------------------------------------------------------------------------------

NOTE 2 -     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

             Inventory Method - Inventories of the Mexican companies are stated at replacement cost which approximates the lower of first-in first-out basis cost or market. The inventory of the Puerto Rico company and its subsidiary is stated at the lower of cost, determined by the first-in first-out basis, or market.

             Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

             Franchise Revenue Recognition - Revenue from sales of individual franchises is generally recognized in four stages when substantially all significant services to be provided by the company at each of these four stages have been performed.

NOTE 3 -     FRANCHISE AGREEMENTS

             In July 1992, Praxis Afinaciones, S.A. de C.V. acquired the exclusive franchise agreements to establish and operate "Precision Tune Centers" Automobile Service Centers for a period of 20 years in the Mexican Republic. In November 1997, the company acquired the same franchise rights for Puerto Rico, operated by Praxis Afinaciones, Puerto Rico, Inc.

             In Mexico, revenue from the sales of individual franchises is generally recognized in four stages when substantially all significant service to be provided by the company has been performed. The company pays the franchisor an opening fee of $500 to $5,000, on a sliding scale, on the first eighty franchises sold until a total of $205,000 of such fees have been paid. Opening fees were expensed in the amount of $52,500 during the year ended December 31, 1997. In addition, the company must pay the franchisor a royalty fee of 1% to 2%, on a sliding scale, of gross revenues earned by the company's franchisees in Mexico.

             In Puerto Rico, the company pays the franchisor a royalty fee of 2% of the first $10,000,000 and 1.5% of the excess thereof of gross revenues of the company's franchisees in Puerto Rico.

PROMOTORA DE FRANQUICIAS PRAXIS, S.A. DE C.V. AND
SELECTED SUBSIDIARIES

Notes to Consolidating Financial Statements (Continued)
December 31, 1997

--------------------------------------------------------------------------------

NOTE 4 -     INVESTMENT IN UNCONSOLIDATED SUBSIDIARIES

             At December 31, 1997, Promotora's investment in unconsolidated subsidiaries consisted of the following:

             Praxis Accesorios, S.A. de C.V.
             -------------------------------
                Series A Capital stock - Fixed..................................................  $       5,302
                Series B Capital stock - Variable...............................................        292,273
                Net accumulated loss............................................................        (45,851)
                                                                                                  -------------
                        Total investment in subsidiary..........................................        251,724
                                                                                                  -------------
             Praxis Pintoras, S.A. de C.V.
             -----------------------------
                Series A Capital stock - Fixed..................................................         15,873
                Series B Capital stock - Variable...............................................        136,509
                Net accumulated loss............................................................         (8,843)
                                                                                                  -------------
                      Total investment in subsidiary............................................        143,539
                                                                                                  -------------
             Praxis Bienes Raices, S.A. de C.V.
             ----------------------------------
                Series A Capital stock - Fixed..................................................         21,426
                Series B Capital stock - Variable...............................................        642,808
                Net accumulated loss............................................................        (12,601)
                                                                                                  -------------
                      Total investment in subsidiary............................................        651,633
                                                                                                  -------------
             Inversora Automotriz, S.A. de C.V.
             ----------------------------------
                Series A Capital stock..........................................................         99,114
                                                                                                  -------------
                      Total investment in unconsolidated subsidiaries...........................  $   1,146,010
                                                                                                  =============

NOTE 5 -     DEPRECIATION

             Depreciation expense charged to operations was $114,039 for the year ended December 31, 1997.

PROMOTORA DE FRANQUICIAS PRAXIS, S.A. DE C.V. AND
SELECTED SUBSIDIARIES

Notes to Consolidating Financial Statements (Continued)
December 31, 1997

--------------------------------------------------------------------------------

NOTE 6 -     NOTES PAYABLE

             Notes payable at December 31, 1997 consisted of nine notes payable to Desarollo Integrado, S.A. de C.V., one of the stockholders of Promotora. All of the notes are due on demand, bear interest at 10% per annum and are uncollateralized. These notes, which at December 31, 1997 totaled $2,782,538, were funded in and both the principal and interest thereon are payable in U.S. dollars. Accrued interest on these notes at December 31, 1997 totaled $839,445. These notes, together with the interest thereon, are to be paid in full on or about March 31, 1998. The accrued interest will be paid at a substantial discount as follows:

             Total interest due at March 31, 1998..................................................  $    938,845
             Less - Interest to be paid............................................................       552,432
                                                                                                     ------------

             Discount on accrued interest..........................................................  $    386,413
                                                                                                     ============

NOTE 7 -     CAPITAL STOCK

             The capital stock of the consolidated companies Promotora de Franquicias Praxis, S.A. de C.V. and selected subsidiaries, except for Praxis Afinaciones Puerto Rico, Inc., was issued under Mexican law, which establishes Series A fixed common stock and Series B variable common stock. Increases in the number of shares of Series A stock outstanding require the approval of the majority of the stockholders, while decreases require the approval of both the creditors and the stockholders.

             Series B variable stock can be increased or decreased at the election of the stockholders. Both series of stocks carry the same rights and obligations for the stockholders as common shares.

             Praxis Afinaciones Puerto Rico, Inc. and its consolidated subsidiary are incorporated under the laws of Puerto Rico, a territory of the United States.

             The par value of the companies' shares is as follows:

             Promotora de Franquicias Praxis, S.A. de C.V.    $ 1.00 (One Peso)
             Praxis Afinaciones, S.A. de C.V.                 $ 1.00 (One Peso)
             Praxis Autopartes, S.A. de C.V.                  $ 1,000.00 (One Thousand Pesos)
             Praxis Afinaciones Puerto Rico, Inc.             $ 100.00 (One Hundred Dollars)

PROMOTORA DE FRANQUICIAS PRAXIS, S.A. DE C.V. AND
SELECTED SUBSIDIARIES

Notes to Consolidating Financial Statements (Continued)
December 31, 1997

--------------------------------------------------------------------------------

NOTE 7 -     CAPITAL STOCK (Continued)

             The capital stock of Promotora de Franquicias S.A. de C.V. consisted of the following at December 31, 1997:

                         Class                                                      Account Balance 12/31/97
                    ---------------                                               -----------------------------
                    Class A - Fixed                                                Pesos               Dollars
                    ---------------                                               -------             ---------
             Authorized - 9,000 shares
             Issued and outstanding - 9,000 shares                             $        9,000      $        2,929

                  Class B - Variable
                  ------------------
             Authorized - 3,861,000 shares
             Issued and outstanding - 3,861,000 shares                              3,861,000           1,253,165

NOTE 8 -     CORRECTION OF REVENUE FROM SALE OF FRANCHISES

             During 1997, Praxis Afinaciones, S.A. de C.V. corrected the recording of revenue from the sale of franchises. Previously, franchise fees had been recognized as revenue at the time payment was received. As a result of the correction, revenue from the sale of franchises is recognized in four phases over the period from the signing of the franchise agreement to the opening of the franchise, thereby resulting in a better matching of cost and revenue by period.

             The resulting correction for 1996 had the effect of reducing 1996 revenues by $103,437 (a prior period adjustment was made for this item) and increasing 1997 revenues by a corresponding amount. The resulting adjustment for 1997 had the effect of reducing 1997 revenues by $199,881 and increasing future revenues by a corresponding amount. The net effect on 1997 was a revenue decrease of $96,444. Periods prior to 1996 were not materially affected by this change.

NOTE 9 -     OBLIGATIONS UNDER CAPITALIZED LEASES

             Praxis Afinaciones Puerto Rico, Inc. and subsidiary lease vehicles, machinery and shop equipment under capitalized lease agreements that expire in 2001 and 2002. The corresponding assets and liabilities under the capitalized lease agreements were recorded at a reasonable value for the leased property or, if it went lower, at the present value of the minimum payments stipulated in the lease agreements. Capitalized lease property totaling $90,730 is included in machinery and equipment in the accompanying consolidating balance sheet.

PROMOTORA DE FRANQUICIAS PRAXIS, S.A. DE C.V. AND
SELECTED SUBSIDIARIES

Notes to Consolidating Financial Statements (Continued)
December 31, 1997

--------------------------------------------------------------------------------

NOTE 9 -     OBLIGATIONS UNDER CAPITALIZED LEASES (Continued)

             Future minimum payments under the capitalized lease agreements are as follows:

             Years Ended December 31:
                1998.............................................................................. $      24,664
                1999..............................................................................        24,221
                2000..............................................................................        24,221
                2001..............................................................................        24,563
                2002..............................................................................        14,178
                                                                                                   -------------
                      Total of Minimum Lease Payments.............................................       111,847
                      Less - Amount Representing Interest.........................................        26,301
                                                                                                   -------------
                      Net Value of the Capital Lease Obligations..................................        85,546
                      Less - Current portion......................................................        15,979
                                                                                                   -------------
                      Obligation under capital lease.............................................. $      69,567
                                                                                                   =============

NOTE 10 -     OPERATING LEASES

              The companies that are part of this reporting group have entered into operating leases as follows:

              Praxis Afinaciones, S.A. de C.V. and subsidiaries are parties, as subleases from an affiliated Mexican corporation, Praxis Bienes Raices, S.A., de C.V., to four leases of real property, all for a period of ten years, and that expire on various dates through July 31, 2007. Total lease payments for the year ended December 31, 1997 were $231,674. The lease agreements can be canceled by either party with a notice period ranging from three to six months.

              Future minimum lease payments for this company and its subsidiaries are as follows:

              Years ended December 31:
                1998  .......................................................................... $  199,200
                1999  ..........................................................................    199,200
                2000  ..........................................................................    199,200
                2001  ..........................................................................    199,200
                2002  ..........................................................................    175,035
                Thereafter......................................................................    476,293
                                                                                                 ----------
                      Total minimum lease payments.............................................. $1,448,128
                                                                                                 ==========

PROMOTORA DE FRANQUICIAS PRAXIS, S.A. DE C.V. AND
SELECTED SUBSIDIARIES

Notes to Consolidating Financial Statements (Continued)
December 31, 1997

--------------------------------------------------------------------------------

NOTE 10 -     OPERATING LEASES

              Praxis Autopartes, S.A. de C.V. leases its location, as a sublease from an affiliated Mexican corporation, Praxis Bienes Raices, S.A. de C.V., under a fifteen year agreement that expires on August 20, 2012. Total lease payments under this lease for the year ended December 31, 1997 were $10,152. This lease agreement can be canceled by either party with six months prior notice.

              Future minimum lease payments for this company and its subsidiaries are as follows:

              Years ended December 31:
                1998  .......................................................................... $   11,904
                1999  ..........................................................................     11,904
                2000  ..........................................................................     11,904
                2001  ..........................................................................     11,904
                2002  ..........................................................................     11,904
                Thereafter......................................................................    114,080
                                                                                                 ----------
                      Total minimum lease payments.............................................. $  173,600
                                                                                                 ==========

             Praxis Afinaciones Puerto Rico, Inc. and subsidiary lease their facilities under a lease agreement that expires on March 10, 2007, renewable for an additional period of ten years. Lease payments for the year ended on December 31, 1997 were $33,978. The lease agreement can be canceled by either party with six months prior notice.

             Future minimum lease payments for this company and its subsidiaries are as follows:

                                                                                                   Amount
                                                                                                   ------
              Years ended December 31:
                1998  .......................................................................... $   75,060
                1999  ..........................................................................     75,060
                2000  ..........................................................................     75,060
                2001  ..........................................................................     75,060
                2002  ..........................................................................     75,060
                Thereafter......................................................................    319,005
                                                                                                 ----------
                      Total minimum lease payments.............................................. $  694,305
                                                                                                 ==========

PROMOTORA DE FRANQUICIAS PRAXIS, S.A. DE C.V. AND
SELECTED SUBSIDIARIES

Notes to Consolidating Financial Statements (Continued)
December 31, 1997

--------------------------------------------------------------------------------

NOTE 11 -     RELATED PARTY TRANSACTIONS

              Praxis Autopartes, S.A. de C.V. had sales to the subsidiaries of Praxis Afinaciones, S.A. de C.V. which were eliminated in the previously combined statements of selected subsidiaries in the amount of $202,104 at December 31, 1997. Management and other fees charged by Promotora to the selected subsidiaries have been eliminated in the accompanying consolidating income statement.

NOTE 12 -     ADVERTISING EXPENSE

              For the year ended December 31, 1997, the advertising expense for Praxis Afinaciones, S.A. de C.V. and subsidiaries were $185,279.

              Advertising expenses for Praxis Afinaciones Puerto Rico, Inc. for the year ended December 31, 1997 was $16,567.

NOTE 13 -     INCOME TAXES

              Income taxes are recorded for tax effects of transactions reported in the financial statements and consist of taxes currently due or receivable plus deferred taxes due or receivable. The deferred tax assets shown on the accompanying combined balance sheets reflect the future benefit from unused operating loss carryforwards available at December 31, 1997, which expire through 2007 for the Mexican companies and through 2012 for the Puerto Rican companies. For the Mexican companies, these tax benefits arise from the fact that tax basis income or loss is arrived at using actual purchases, rather than cost of sales. Because of the potential significance of this timing difference in decreasing tax basis income, it is not unusual for Mexican companies to show benefits from income taxes (computed at 34% of the tax basis loss) that appear unusually high in relation to financial statement income or loss before taxes.

              The deferred tax benefit for the year ended December 31, 1997 was $513,194. Because the deferred tax asset relating to the future tax benefit of operating loss carryforwards had not been previously reflected on the company's financial statements, it was necessary to make a prior period adjustment at December 31, 1997 of $427,466 ($253,200 for Promotora and $174,266 for the
              consolidated subsidiaries).

PROMOTORA DE FRANQUICIAS PRAXIS, S.A. DE C.V. AND
SELECTED SUBSIDIARIES

Notes to Consolidating Financial Statements (Continued)
December 31, 1997

--------------------------------------------------------------------------------

NOTE 13 -     INCOME TAXES (Continued)

              A reserve of $246,639 has been established against the Promotora deferred tax benefit of $499,839 for a net deferred tax benefit of $253,200. This net deferred tax asset represents the tax effect of the sale of the unconsolidated subsidiaries (see Note 14) and of the discount to be realized on the payment of accrued interest payable (see Note 5).

NOTE 14 -     FOREIGN CURRENCY TRANSLATION

              Because Mexico meets the definition of a hyper-inflationary economy, the balance sheets and income statements of all Mexican entities included in the accompanying combined financial statements have been translated into dollars using both current and historical rates of exchange.

              The net adjustment for foreign currency translation reflected in the stockholders' equity section of the accompanying consolidating balance sheet was $(582,569) at December 31, 1997.

              Although the exchange rate change subsequent to the financial statement date has been significant (from 8.064 to 1 at December 31, 1997 to 8.564 to 1 as of March 20, 1998), no attempt has been made to reflect the effect of this change on the accompanying financial statements.

NOTE 15 -     SUBSEQUENT EVENT

              In March 1998, Promotora entered into contracts to sell all of its stock in the "Other Subsidiaries" indicated in Note 1 on the following basis:

                                                                                             Sale Price
                                                                                    ----------------------------
              Subsidiary:                                                            Pesos           Dollars(1)
              -----------                                                           -------         ------------
              Praxis Accesorios, S.A. de C.V. and Subsidiary...................  $     2,626,878   $      325,754
              Praxis Pintoras, S.A. de C.V. and Subsidiary.....................        3,724,001          461,806
              Praxis Bienes Raices, S.A. de C.V. and

                Subsidiary.....................................................        9,253,820        1,147,547
              Inversora Automotriz, S.A. de C.V. and
                Subsidiary.....................................................        1,576,575          195,508
                                                                                 ---------------   --------------

                      Total sale price.........................................  $    17,181,274   $    2,130,615
                                                                                 ===============   ==============

(1) Based on the December 31, 1997 exchange rate of $8.064 pesos per dollar.

PROMOTORA DE FRANQUICIAS PRAXIS, S.A. DE C.V. AND
SELECTED SUBSIDIARIES

Notes to Consolidating Financial Statements (Continued)
December 31, 1997

--------------------------------------------------------------------------------

NOTE 15 -     SUBSEQUENT EVENT (Continued)

              Although these sales, all of which were to related parties, were consummated on March 18, 1998, the effective date of all of the transactions, per the sales agreements, was December 31, 1997. The gain to be realized on the sales of the subsidiaries will be as follows:

              Total sale price.................................................................... $    2,130,615
              Investment in the subsidiaries......................................................      1,146,010
                                                                                                   --------------

                      Gain on sale................................................................ $      984,605
                                                                                                   ==============

              The tax effect of the sale, at the effective 34% rate, will be $121,820.

NOTE 16 -     RISK AND UNCERTAINTIES

              The process of preparing financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

    PROMOTORA DE FRANQUICIAS PRAXIS, S.A. DE C.V. AND SELECTED SUBSIDIARIES

                           COMBINING BALANCE SHEET -
                  ASSETS, LIABILITIES AND STOCKHOLDER'S EQUITY
                               DECEMBER 31, 1997
--------------------------------------------------------------------------------

                                   Praxis                      Praxis
                                Afinaciones,                 Afinaciones
                                S.A. de C.V.     Praxis     Puerto Rico,                      Combining Entries         Combined
                                    and        Autopartes     Inc. and     Unadjusted         -----------------         Balance
                                Subsidiaries  S.A. de C.V.   Subsidiary      Balance           DR           CR          12/31/97
                                ------------  ------------  ------------   ----------         ----         ----         --------
                ASSETS
Current assets:
  Cash.........................  $    96,550   $      310    $     6,860   $   103,720     $        0    $        0     $  103,720
  Receivables:
    Trade......................      699,109      216,591          1,669       917,369              0             0        917,369
    Intercompany...............      340,751       11,208              0       351,959              0       341,225         10,734
    Income taxes...............       11,529        3,082              0        14,611              0             0         14,611
    Other......................       13,364           72              0        13,436              0             0         13,436
  Inventories..................       73,575      136,207         25,325       235,107              0             0        235,107
  Deferred taxes...............      201,071        5,824         53,099       259,994              0             0        259,994
  Prepaid expenses.............        3,347          258          3,602         7,207              0             0          7,207
                                 -----------   ----------    -----------   -----------     ----------    ----------     ----------

    Total current assets.......    1,439,296      373,552         90,555      1,903,403             0       341,225      1,562,178
                                 -----------   ----------    -----------     ----------    ----------    ----------     ----------
Property:
  Machinery and equipment......      226,958            0              0        226,958             0             0        226,958
  Office equipment.............       44,428        3,474         14,304        62,206              0             0         62,206
  Computer equipment...........       76,194        6,030              0        82,224              0             0         82,224
  Vehicles.....................       20,881        2,716              0        23,597              0             0         23,597
  Leasehold improvements.......       74,207            0         94,002          168,209           0             0        168,209
  Tools........................       42,645            0          6,735        49,380              0             0         49,380
  Signs........................            0            0         19,685        19,685              0             0         19,685
  Machinery and equipment
   under capital leases........            0            0         90,730        90,730              0             0         90,730
                                 -----------   ----------    -----------   -----------     ----------    ----------     ----------

    Total property.............      485,313       12,220        225,456       722,989              0             0        722,989
    Less - accumulated
     depreciation..............     (163,296)      (3,009)        (7,424)     (173,729)             0             0       (173,729)
                                 -----------   ----------    -----------   -----------     ----------    ----------     ----------

    Property, net..............      322,017        9,211        218,032       549,260              0             0        549,260
                                 -----------   ----------    -----------   -----------     ----------    ----------     ----------
Other assets:
  Franchises, net of
    amortization of $147,578...      112,417            0              0        112,417             0             0        112,417
  Deferred startup expenses....        6,550            0              0          6,550             0             0          6,550
  Other assets.................            0            0         12,000        12,000              0             0         12,000
                                 -----------   ----------    -----------   -----------     ----------    ----------     ----------

    Total other assets.........      118,967            0         12,000       130,967              0             0        130,967
                                 -----------   ----------    -----------   -----------     ----------    ----------     ----------

    Total Assets...............  $ 1,880,280   $  382,763    $   320,587   $ 2,583,630     $        0    $  341,225     $2,242,405
                                 ===========   ==========    ===========   ===========     ==========    ==========     ==========

    PROMOTORA DE FRANQUICIAS PRAXIS, S.A. DE C.V. AND SELECTED SUBSIDIARIES

                           COMBINING BALANCE SHEET -
            ASSETS, LIABILITIES AND STOCKHOLDER'S EQUITY (Continued)
                               DECEMBER 31, 1997
--------------------------------------------------------------------------------

                                   Praxis                      Praxis
                                Afinaciones,                 Afinaciones
                                S.A. de C.V.     Praxis     Puerto Rico,                     Combining Entries          Combined
                                    and        Autopartes     Inc. and     Unadjusted       ------------------          Balance
                                Subsidiaries  S.A. de C.V.   Subsidiary      Balance         DR            CR           12/31/97
                                ------------  ------------  ------------   -----------      ----          ----          --------
        LIABILITIES AND
     STOCKHOLDER'S EQUITY
Current liabilities:
  Notes payable to bank........  $         0   $    1,987    $         0   $     1,987     $        0    $        0     $    1,987
  Capital lease obligations....            0            0         15,979        15,979              0             0         15,979
  Accounts payable.............       28,063      105,381         50,168       183,612              0             0        183,612
  Intercompany payables........       11,170       26,897              0        38,067              0             0         38,067
  Taxes payable................       80,399          413              0        80,812              0             0         80,812
  Other payables...............       37,174          324              0        37,498              0             0         37,498
  Accrued liabilities..........       89,391       10,069          7,478       106,937              0             0        106,938
                                 -----------   ----------    -----------   -----------     ----------    ----------     ----------

    Total current liabilities..      246,197      145,071         73,625       464,892              0             0        464,892
                                 -----------   ----------    -----------   -----------     ----------    ----------     ----------

Long-term debt:
  Obligations under capital
    leases.....................            0            0         69,567        69,567              0             0         69,567
  Franchise payables...........       61,048            0              0        61,048              0             0         61,048
  Intercompany accounts
    payable....................            0            0        342,788       342,788        341,225             0          1,563
  Deferred franchise income....      199,981            0              0       199,981              0             0        199,981
                                 -----------   ----------    -----------   -----------     ----------    ----------     ----------

    Total long-term debt.......      261,029            0        412,355       673,384        341,225             0        332,159
                                 -----------   ----------    -----------   -----------     ----------    ----------     ----------
Stockholder's equity:
  Common stock Class A -
    Fixed, Authorized -
    700,060 shares, Issued
    and outstanding............      121,628        7,922         10,000       139,550              0             0        139,550
  Common stock Class B -
    Variable, Authorized -
    11,021,480 shares, Issued
    and outstanding............    1,895,108      110,682              0     2,005,790              0             0      2,005,790
  Retained earnings (deficit)..      (89,292)     143,593       (175,393)     (121,092)             0             0       (121,092)
  Translation adjustments......     (554,389)     (24,505)             0      (578,894)             0             0       (578,894)
                                 -----------   ----------    -----------   -----------     ----------    ----------     ----------

    Total stockholder's equity.    1,373,055      237,692       (165,393)    1,445,354              0             0      1,445,354
                                 -----------   ----------    -----------   -----------     ----------    ----------     ----------
    Total Liabilities and
      Stockholder's Equity.....  $ 1,880,280   $  382,763    $   320,587   $ 2,583,630     $  341,225    $        0     $2,242,405
                                 ===========   ==========    ===========   ===========     ==========    ==========     ==========

    PROMOTORA DE FRANQUICIAS PRAXIS, S.A. DE C.V. AND SELECTED SUBSIDIARIES

      COMBINING STATEMENT OF INCOME (LOSS) AND RETAINED EARNINGS (DEFICIT)
                      FOR THE YEAR ENDED DECEMBER 31, 1997
--------------------------------------------------------------------------------

                                                           Praxis                                   Praxis
                                                        Afinaciones,                              Afinaciones
                                                        S.A. de C.V.            Praxis           Puerto Rico,           Combined
                                                            and               Autopartes           Inc. and              Balance
                                                        Subsidiaries         S.A. de C.V.         Subsidiary            12/31/97
                                                        ------------         ------------        ------------           --------
NET SALES.............................................   $  3,664,985         $ 1,435,273         $   49,910          $  5,150,168

COST OF SALES.........................................      2,305,092           1,270,073             17,185             3,592,350
                                                         ------------         -----------         ----------          ------------

GROSS PROFIT..........................................      1,359,893             165,200             32,725             1,557,818

OPERATING EXPENSES....................................      1,173,619              79,190            264,748             1,517,557
                                                         ------------         -----------         ----------          ------------

INCOME FROM OPERATIONS................................        186,274              86,010           (232,023)               40,261
                                                         ------------         -----------         ----------          ------------

OTHER INCOME (EXPENSE):
  Loss in currency exchange...........................        (15,744)               (257)                 0               (16,001)
  Gain on sale of assets..............................         23,407               3,008                  0                26,415
  Other income........................................              0                   0              3,531                 3,531
  Other expense.......................................       (120,766)            (11,482)                 0              (132,248)
                                                         ------------         -----------         ----------          ------------
    Other income (expense), net.......................       (113,103)             (8,731)             3,531              (118,303)
                                                         ------------         -----------         ----------          ------------
INCOME (LOSS) BEFORE INCOME
 TAX BENEFIT..........................................         73,171              77,279           (228,492)              (78,042)

INCOME TAX BENEFIT....................................         32,628                   0             53,099                85,727
                                                         ------------         -----------         ----------          ------------

NET INCOME (LOSS).....................................        105,799              77,279           (175,393)                7,685
                                                         ------------         -----------         ----------          ------------
RETAINED EARNINGS (DEFICIT) -
 BEGINNING OF PERIOD, AS
 ORIGINALLY STATED....................................       (254,064)             60,491                  0              (193,573)

PRIOR PERIOD ADJUSTMENT...............................         58,973               5,824                  0                64,797
                                                         ------------         -----------         ----------          ------------
RETAINED EARNINGS (DEFICIT) -
 END OF PERIOD, AS RESTATED...........................       (195,091)             66,315                  0              (128,777)
                                                         ------------         -----------         ----------          ------------
RETAINED EARNINGS (DEFICIT),
 END OF PERIOD........................................   $    (89,292)        $   143,594         $ (175,393)         $   (121,092)
                                                         ============         ===========         ==========          ============

    PROMOTORA DE FRANQUICIAS PRAXIS, S.A. DE C.V. AND SELECTED SUBSIDIARIES

                       COMBINING STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
--------------------------------------------------------------------------------

                                      Praxis                        Praxis
                                   Afinaciones,                   Afinaciones
                                   S.A. de C.V.      Praxis      Puerto Rico,                  Eliminating Entries
                                       and         Autopartes      Inc. and       Unadjusted   -------------------      Adjusted
                                   Subsidiaries   S.A. de C.V.    Subsidiary       Balance      DR             CR       Combined
                                   ------------   ------------   ------------     ----------   ----           ----      --------
CASH FLOWS FROM
 OPERATING
 ACTIVITIES:
  Net income (loss).............  $    105,799   $     77,279   $   (175,393)  $      7,685    $   0         $   0    $      7,685
  Adjustments to reconcile
   net income (loss) to net
   cash from operating
   activities:
    Depreciation and
     amortization...............        93,451         10,070          7,424        110,945        0             0         110,945
    Gain on sale of assets......       (23,407)        (3,008)             0        (26,415)       0             0         (26,415)
    (Increase) decrease in:
       Accounts receivable:
         Trade..................      (352,584)      (137,065)        (1,669)      (491,318)       0             0        (491,318)
         Intercompany...........      (264,645)         9,143              0       (255,502)       0             0        (255,502)
         Income taxes...........        17,068          4,846              0         21,914        0             0          21,914
         Other..................        38,226          1,030              0         39,256        0             0          39,256
       Inventories..............       (26,051)       (56,304)       (25,325)      (107,680)       0             0        (107,680)
       Prepaid expenses.........         4,730           (248)        (3,602)           880        0             0             880
       Deferred taxes...........       (36,042)        (5,823)       (53,099)       (94,964)       0             0         (94,964)
       Other assets.............             0         14,246              0         14,246        0             0          14,246
    Increase (decrease) in:
       Accounts payable.........        17,772         32,289         57,646        107,707        0             0         107,707
       Intercompany
         payables...............      (798,302)        26,821              0       (771,481)       0             0        (771,481)
       Taxes payable............        36,206             65              0         36,271        0             0          36,271
       Other payables...........         4,804            324              0          5,128        0             0           5,128
    Increase in deferred
        franchise revenue.......        96,544              0              0         96,544        0             0          96,544
    Increase in franchise
        payables................        16,112              0              0         16,112        0             0          16,112
    Accrued liabilities.........        32,576          9,179              0         41,755        0             0          41,755
                                  ------------   ------------   ------------   ------------    -----         -----    ------------
       Net cash from
          operating activities..    (1,037,743)       (17,156)     (194,018)    (1,248,917)        0             0     (1,248,917)
                                  ------------   ------------   ------------   ------------    -----         -----    ------------
CASH FLOWS FROM
 INVESTING
 ACTIVITIES:
  Proceeds from sale of
   property.....................        39,442          5,838              0         45,280        0             0          45,280
  Purchases of property.........       (46,210)         4,012        (40,724)       (82,922)       0             0         (82,922)
  Leasehold improvements........             0              0        (94,002)       (94,002)       0             0         (94,002)
  Deposit on lease contract.....             0              0        (12,000)       (12,000)       0             0         (12,000)
                                  ------------   ------------   ------------   ------------    -----         -----    ------------
    Net cash from investing
     activities.................        (6,768)         9,850       (146,726)      (143,644)       0             0        (143,644)
                                  ------------   ------------   ------------   ------------    -----         -----    ------------

    PROMOTORA DE FRANQUICIAS PRAXIS, S.A. DE C.V. AND SELECTED SUBSIDIARIES

                      FOR THE YEAR ENDED DECEMBER 31, 1997

--------------------------------------------------------------------------------

                                      Praxis                        Praxis
                                   Afinaciones,                   Afinaciones
                                   S.A. de C.V.      Praxis      Puerto Rico,                  Eliminating Entries
                                       and         Autopartes      Inc. and       Unadjusted   -------------------      Adjusted
                                   Subsidiaries   S.A. de C.V.    Subsidiary       Balance      DR             CR       Combined
                                   ------------   ------------   ------------     ----------   ----           ----      --------
CASH FLOWS FROM
 FINANCING
 ACTIVITIES:
  Advances received from
   parent company...............  $          0   $          0   $    342,788   $    342,788    $   0         $   0    $    342,788
  Borrowing of long-term
   debt.........................             0          1,987              0          1,987        0             0           1,987
  Payments on obligation
   under capital lease..........             0              0         (5,184)        (5,184)       0             0          (5,184)
  Proceeds from sale of
   common stock.................     1,064,770              0         10,000      1,074,770        0             0       1,074,770
                                  ------------   ------------   ------------   ------------    -----         -----    ------------
    Net cash from
     financing activities.......     1,064,770          1,987        347,604      1,414,361        0             0       1,414,361
                                  ------------   ------------   ------------   ------------    -----         -----    ------------

Effect of exchange rate
 changes on cash and
 cash equivalents...............         8,058        (24,045)             0        (15,987)       0             0         (15,987)
                                  ------------   ------------   ------------   ------------    -----         -----    ------------
Net increase (decrease) in
 cash...........................        28,317        (29,364)         6,860          5,813        0             0           5,813

Cash - Beginning of year........        68,233          29,674             0         97,907        0             0          97,907
                                  ------------   ------------   ------------   ------------    -----         -----    ------------

Cash - End of year..............  $     96,550   $        310   $      6,860   $    103,720    $   0         $   0    $    103,720
                                  ============   ============   ============   ============    =====         =====    ============

OTHER NON-CASH
 AND INVESTMENT
 ACTIVITY:
  Property and equipment
     acquired through capital
     lease......................  $          0   $          0   $     90,730   $     90,730    $   0         $   0    $     90,730
                                  ============   ============   ============   ============    =====         =====    ============

  Interest paid.................  $          0   $          0   $      3,529   $      3,529    $   0         $   0    $      3,529
                                  ============   ============   ============   ============    =====         =====    ============